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                                                                    Exhibit 10.8

                         FORM OF COMMISSION AGREEMENT


     This Commission Agreement (this "Agreement") is being entered into as of the ___ day of June, 1999 and is entered into by and between Florists' Transworld Delivery, Inc., a Michigan corporation ("FTDI"), and ftd.com inc., a Delaware corporation ("ftd.com").

                                   RECITALS

     A. Historically, FTDI was engaged directly in, among other things, the business of offering consumers the opportunity to place FTD floral and specialty gift orders directly with FTDI through its toll free telephone number (1-800-SEND-FTD) and its Web site (www.ftd.com) (the "Direct Access Business"), and used the FTD Clearinghouse to process all floral orders and some specialty gift orders received by the Direct Access Business;

     B. Recently, FTDI formed ftd.com as a wholly owned subsidiary of FTDI and, pursuant to the Formation Agreement, dated as of May 19, 1999, between FTDI and ftd.com (the "Formation Agreement"), transferred substantially all of FTDI's assets, rights and interests relating to the Direct Access Business to ftd.com.

     C. In connection with the Direct Access Business and as of the Effective Date (as defined below), ftd.com desires to use the FTD Clearinghouse to process floral orders and specialty gift orders (the "Services") received by the Direct Access Business and FTDI desires to provide such Services to ftd.com.

THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Section 1.     Clearinghouse Commission.

     (a) Subject to Section 1(b), as consideration for ftd.com using FTDI's clearinghouse (the "FTD Clearinghouse") to process ftd.com orders, FTDI agrees to pay ftd.com each month a $5.00 commission fee (the "ftd.com Per Order Commission") plus an amount equal to 20% of the order value (excluding amounts attributable to service or similar fees) (the "ftd.com Sending Order
Commission") for every order that ftd.com clears through the FTD Clearinghouse during the applicable monthly period; provided, that, in the event FTDI agrees to pay an unaffiliated third party that (i) does not own a flower shop and who clears its orders through the FTD Clearinghouse or (ii) clears in excess of 500,000 orders annually through the FTD Clearinghouse a fee or commission with economic terms that are more beneficial to the recipient of such fee or commission (a "More Favorable Third Party Commission") than the economic terms of the ftd.com Per Order Commission or the ftd.com Sending Order Commission,
FTDI agrees to adjust the economic terms of the ftd.com Per Order Commission or the ftd.com Sending Order Commission, as applicable, so that it is no less favorable than the More Favorable Third Party Per Order Commission. Such adjustment shall become effective as of the date such More Favorable Third Party Commission becomes effective.
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     (b)  If, after the Effective Date, all third party order originators (i.e., a party that originates more orders than such party fulfills) that clear in excess of 200,000 orders annually through FTDI retain less than 20% of the order value for such orders (excluding amounts attributable to service or similar fees or rebates or commissions), then the ftd.com Sending Order Commission will be adjusted so that it is equal to the economic terms most favorable to any such third party order originator that clears orders through FTDI (the "Less
Favorable Commission"). Such adjustment shall become effective as of the date the Less Favorable Commission becomes effective with respect to the applicable third party order originator.

Section 2.  Term.
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     The term of this Agreement will begin on July 1, 1999 (the "Effective
Date") and will continue in full force and effect until June 30, 2002 and shall be automatically renewed for like periods of three years, unless notice of election not to renew is given by either party at least one hundred and eighty
(180) days prior to the commencement of any renewal period.

Section 3.  Dispute Resolution.
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     (a)  In the event that any party to this Agreement has any claim, right or cause of action against any other party to this Agreement, which the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such party is for monetary damages or awards, shall be determined by arbitration in accordance with the provisions of this Section 3.

     (b) The party or parties requesting arbitration shall serve upon the other or others a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating a competent disinterested person to act as an arbitrator. Within 30 days after receipt of such written demand and nomination, the other party or parties shall, in writing, nominate a competent disinterested person, and the two (2) arbitrators so designated shall, within 15 days thereafter, select a third arbitrator. The three (3) arbitrators shall give immediate written notice of such selection to the parties and shall fix in said notice a time and place of the meeting of the arbitrators which shall be as soon as conveniently possible (but in no event later than 30 days after the appointment of the third arbitrator), at which time and place the parties to the controversy shall appear and be heard with respect to the right, claim or cause of action.

     (c) In case the notified party or parties shall fail to make a selection upon notice within the time period specified, the party asserting such claim shall appoint an arbitrator on behalf of the notified party. In the event that the first two (2) arbitrators selected shall fail to agree upon a third arbitrator within 15 days after their selection, then such arbitrator may, upon application made by either of the parties to the controversy, be appointed by any judge of any United States court of record having jurisdiction in the State of Illinois.

     (d) Each party shall present such testimony, examinations and investigations in accordance with such procedures and regulations as may be determined by the arbitrators and shall also recommend to the arbitrators a monetary award to be adopted by the arbitrators as the complete disposition of such claim, right or cause of action. After hearing the parties in regard to the matter in dispute, the arbitrators shall adopt as their determination with respect to such claim, right or cause of action, within 45 days of the completion of the examination, by majority

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decision signed in writing (together with a brief written statement of the reasons for adopting such recommendation), one of the recommendations submitted by the parties to the dispute and shall grant no other relief or remedy. The decision of said arbitrators, absent fraud, duress or manifest error, shall be final and binding upon the parties to such controversy and may be enforced in any court of competent jurisdiction.

     (e) The expense and cost of such arbitration shall be borne by the party or parties whose recommendation was not adopted by the arbitrators. Each party shall pay the fees and expenses of its own counsel.

     (f) Notwithstanding any other provisions of this Section 3, in the event that a party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the party or parties asserting such claim, right or cause of action shall have no obligations under this Section 3 and may assert such claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 9 shall limit or restrict the ability of any party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

Section 4.  Miscellaneous.
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     (a)  Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the immediately preceding sentence, either party may assign this Agreement or all, but not less than all, of its rights and obligations hereunder to any entity controlled by it or to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining all or substantially all of its assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement.

     (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party shall comply in all respects with all laws and regulations applicable to its activities under this Agreement.

     (c) Notwithstanding the provisions of Section 3, each party hereto irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of Illinois, DuPage County, or (b) the United States District Court for the Northern District of Illinois, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Northern District of Illinois or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Illinois, DuPage County. Each party further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding in Illinois with respect to any maters to which it has submitted to jurisdiction in this Section 4(c). Each party irrevocably

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and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the courts of the State of Illinois, DuPage County, or (ii) the United States District Court for the Northern District of Illinois, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     (d) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

     (e) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that as long as (1) FTD Corporation ("FTDC") beneficially owns 25% or more of the voting power represented by the voting securities of ftd.com, and no other Person directly or beneficially owns a greater percentage of such voting power, or (2) directors, officers or affiliates of FTDC or its subsidiaries constitute a majority of the members of ftd.com's board of directors, no amendment of this Agreement will be valid unless it has been approved by at least a majority of the members of ftd.com's board of directors, which majority must include at least one-half of the members of ftd.com's board of directors who are "independent" directors pursuant to the applicable rules of Nasdaq or any other exchange on which ftd.com's equity securities are then traded or listed.

     (f) This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                   ftd.com inc.


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:



                                   Florists' Transworld Delivery, Inc.


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

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